UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2016

True Nature Holding, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1355 Peachtree Street, Suite 1150 Atlanta, Georgia
(Address of principal executive offices)

(404) 254-6980

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.02

Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On December 14, 2016 the Company filed a Form 10Q for the period ended September 30, 2016. The version filed has been found to contain some errors that may materially change the financial information reported.  The auditors may suggest an adjustment to the filed version. The Company has a new CFO and new auditors, and as a result the filing occurred prior to the final review of the auditor. The Company expects to file an amended Form 10Q as soon as the final review by the auditor is complete which will correct those errors. Management does not believe the adjustments will result in any material change to the Company’s current financial condition.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

True Nature Holding, Inc.

Date: December 29, 2016	By:	/s/ Amy Lance
Amy Lance, Interim CEO